Exhibit 99.2

For Immediate Release

For more information:
Jefferson Harralson
Chief Financial Officer
(864) 240-6208
Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. AND
THREE SHORES BANCORPORATION, INC., THE PARENT OF SEASIDE NATIONAL BANK & TRUST, ANNOUNCE MERGER AGREEMENT

•	United Community Banks, Inc. (“UCBI”) acquires a strong commercial lender focused on relationship banking with a “branch lite” approach in key Florida metro areas

•	Seaside National Bank & Trust (“Seaside”): founded and led by an experienced and highly capable President and Chief Executive Officer, who will be joining the combined organization

•	Strategically compelling transaction, combining UCBI’s significant liquidity, low-cost funding and excess capital with Seaside’s extensive client network and growth potential

•	Accretive combination that is expected to add between $0.12 and $0.14 to earnings per share in the first full year of operations

GREENVILLE, SC - March 9, 2020 - United Community Banks, Inc. (NASDAQ: UCBI) (“UCBI”) and Three Shores Bancorporation, Inc. (“Three Shores”) announced today a definitive agreement for UCBI to acquire Three Shores, including its wholly-owned subsidiary, Seaside National Bank & Trust (“Seaside”).

Headquartered in Orlando, Florida, Seaside is a premier commercial lender with a strong wealth management platform. Its high-touch customer service is delivered to high net worth individuals and middle-market businesses through a network of 14 branches located in key Florida metro markets. As of December 31, 2019, Seaside reported outstanding loans totaling approximately $1.4 billion, comprised of a diversified group of small business borrowers operating in multiple industries in Florida. Additionally, Seaside operates a wealth management platform with more than $900 million of client assets under advisement.

Three Shores and Seaside were founded in 2006 by Gideon Haymaker, who continues to lead the company today as President and Chief Executive Officer. In Mr. Haymaker’s prior experience, he served as Executive Vice President of Private Client Services for SunTrust Banks for the State of Florida. Overall, he has more than 38 years of executive experience in regional banking. Following completion of the acquisition, Mr. Haymaker will become a key part of United’s team and continue to lead the Florida market.

“This transaction is consistent with our commitment to grow our commercial lending business and to deepen our client offerings,” said Lynn Harton, Chairman and Chief Executive Officer of UCBI. “Seaside adds the ability to supplement our traditional retail branch and commercial model with a “branch lite” C&I focus. Our larger balance sheet and low cost funding brings capital needed to continue to grow Seaside’s business and relationships. Additionally, the financial returns of the transaction are not reliant on high cost savings or on revenue synergies. However, we do believe these opportunities will exist as we will be able to offer expanded products and services through our combined franchise. The business will continue to be run by Seaside’s experienced and proven management team, and our cultural compatibility and shared relationship-based approach makes this a great fit.”

Gideon Haymaker, President and Chief Executive Officer of Seaside, stated, “Since its inception, Seaside has focused on developing a business model with the right products, services and delivery methods that fit our target markets and client base. We believe that we have been successful at that. However, to continue growing and to become more profitable, we needed to access more permanent capital and lower cost funding. Our partnership with the United team provides just that, as well as the opportunity to expand the products and services that both United and Seaside bring to the partnership. I believe that the synergies that exist between our commercial lending businesses will result in tremendous success for both sides.”

The transaction value is estimated to total approximately $180 million, including approximately $25 million being paid to holders of options and follow-on rights to acquire Three Shores common stock. The stock portion of the merger consideration is based upon .3300 shares of UCBI common stock being issued in exchange for each share of Three Shores common stock. The acquisition is expected to be accretive to UCBI’s earnings per share by approximately $0.12 to $0.14 in the first full year of operations and is consistent with UCBI’s stated acquisition criteria pertaining to tangible book value and targeted internal rates of return. The transaction is expected to be completed in the third quarter of 2020 and is subject to customary conditions, including regulatory approval as well as the approval of Three Shores’ shareholders.

“I am excited to work with Gideon as we have developed a relationship over the past few years and have been looking for an opportunity to enter the Florida markets. This is an exceptional opportunity for us, and we look forward to what the future holds together,” added Mr. Harton.

Morgan Stanley & Co. LLC acted as financial advisor to UCBI, and Nelson Mullins Riley & Scarborough LLP served as its legal advisor. Piper Sandler & Co. served as Three Shores’ financial advisor, and Smith Mackinnon, PA served as its legal advisor.

About United Community Banks, Inc.
United Community Banks, Inc. (NASDAQ: UCBI) is a bank holding company headquartered in Blairsville, Georgia, with executive offices in Greenville, South Carolina. United is one of the southeast region’s largest full-service financial institutions with $12.9 billion in assets and 149 offices in Georgia, North Carolina, South Carolina and Tennessee. It operates principally through United Community Bank, its bank subsidiary, which specializes in personalized community banking services for individuals, small businesses and companies. Services include a full range of consumer and commercial banking products, including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United for outstanding customer service. For five of the past six years, J.D. Power’s U.S. Retail Banking Satisfaction Study has ranked United first in customer satisfaction in the Southeast. In 2019, for the sixth consecutive year, Forbes magazine included United on its list of the 100 Best Banks in America, and for the first time included United on its list of The World’s Best Banks. Additional information about UCBI and United can be found at www.ucbi.com.

About Three Shores Bancorporation, Inc.
Three Shores Bancorporation, Inc. is a bank holding company that operates Seaside National Bank & Trust and its subsidiaries Seaside Insurance and Seaside Capital Management, a registered investment adviser. Seaside National Bank & Trust is a nationally-chartered commercial bank headquartered in Orlando, Florida that operates in 14 cities located throughout North Florida, Central Florida, West Florida, South Florida, and the Greater Miami Area.

Through its affiliated companies, Three Shores Bancorporation, Inc. offers its clients a complete array of financial services including: private banking, commercial banking, wealth management, trust services, and insurance.

As of December 31, 2019, Three Shores had total consolidated assets of $1.9 billion, total deposits of $1.5 billion, total loans of $1.4 billion and total stockholders’ equity of $169 million. Off balance sheet in its wealth management business, Company subsidiaries had $913.4 million of assets under advisement, of which $721.7 million is fully managed for the benefit of its clients.

Caution About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-

looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on United’s capital ratios. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger of customer, supplier, employee or other business partner relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the failure to obtain the necessary approval by the shareholders of Three Shores, (5) the possibility that the costs, fees, expenses and charges related to the Merger may be greater than anticipated, (6) the ability of United to obtain required governmental approvals of the Merger, (7) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (8) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing the Merger, (9) the risks relating to the integration of Three Shores’ operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (10) the risk of potential litigation or regulatory action related to the Merger, (11) the risks associated with United’s pursuit of future acquisitions, (12) the risk of expansion into new geographic or product markets, (13) the dilution caused by United’s issuance of additional shares of its common stock in the Merger, and (14) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2019, and other documents subsequently filed by United with the U.S. Securities and Exchange Commission (“SEC”).

Many of these factors are beyond United’s and Three Shore’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and neither United nor Three Shores undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United or Three Shores to predict their occurrence or how they will affect United or Three Shores.

United and Three Shores qualify all forward-looking statements by these cautionary statements.

IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS
In connection with the proposed merger, UCBI will file with the SEC a registration statement on Form S-4 that will include a Proxy Statement of Three Shores to be sent to Three Shores’ shareholders seeking their approval in connection with the merger. The registration statement also will contain the prospectus of UCBI to register the shares of UCBI common stock to be issued in connection with the merger. INVESTORS AND SHAREHOLDERS OF THREE SHORES ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE A PART OF THE REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY UNITED WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE REGISTRATION STATEMENT AND THOSE OTHER DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UCBI, THREE SHORES AND THE PROPOSED TRANSACTION.
The registration statement and other documents filed with the SEC may be obtained for free at the SEC’s website (www.sec.gov). You will also be able to obtain these documents, free of charge, from UCBI at the “Investor Relations” section of UCBI’s website at www.ucbi.com or from Three Shores at the “Investor Relations” section of Three Shores’ website at www.threeshoresbancorporation.com. Copies of the definitive proxy statement/prospectus will also be made available, free of charge, by contacting United Community Banks, Inc., P.O. Box 398, Blairsville, GA 30514, Attn: Jefferson Harralson, Telephone: (864) 240-6208, or Three Shores Bancorporation, Inc., 201 South Orange Avenue, Orlando, Florida 32801, Attn: Barry Griffiths, Telephone: (407) 567-2212.
This communication does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote or approval with respect to the proposed transactions or otherwise.
PARTICIPANTS IN THE TRANSACTION
United, Three Shores, Seaside and certain of their respective directors and executive officers, under the rules of the SEC may be deemed to be participants in the solicitation of proxies from Three Shores’ shareholders in favor of the approval of the proposed merger. Information about the directors and officers of United and their ownership of United common stock can also be found in United’s definitive proxy statement in connection with its 2019 annual meeting of shareholders, as filed with the SEC on March 29, 2019, and other documents subsequently filed by United with the SEC. Information about the directors and executive officers of Three Shores and their ownership of Three Shores capital stock, as well as information regarding the interests of other persons who may be deemed participants in the transaction, may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

6